UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020 (June 30, 2020)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, Scott J. Reasoner, PDC Energy, Inc.’s (the “Company”) Senior Vice President and Chief Operating Officer, notified the Company that he plans to retire on or about August 31, 2020. Mr. Reasoner’s severance compensation has not been determined at this time.

Following Mr. Reasoner’s retirement, David J. Lillo, the Company’s Senior Vice President of Operations, will assume Mr. Reasoner’s duties and responsibilities. No changes to Mr. Lillo’s compensation have been determined at this time.

Mr. Lillo, 55, joined the Company in September 2015 as Vice President of Operations. In March of 2019 he was promoted to Senior Vice President of Operations. Mr. Lillo has over 31 years of experience in exploration, production, and operations engineering management. Prior to joining PDC, Mr. Lillo was with Bonanza Creek Energy, Inc. from 2013-2015 serving as Senior Vice President of Production & Operations, after being promoted from VP, Rocky Mountain Asset Management over the Rocky Mountain and Mid-Continent assets. From 2005-2013, Mr. Lillo held numerous positions with Noble Energy, Inc. including Development and Operations Manager, Manager of Major Projects and Infrastructure, and District Manager for the DJ Basin. Mr. Lillo holds a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2020	PDC ENERGY, INC.
	By:	/s/ Nicole Martinet
	Name:	Nicole Martinet
	Title:	General Counsel, Senior Vice President and Corporate Secretary